UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2010

HERITAGE COMMERCE CORP

(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
150 Almaden Boulevard, San Jose, California	95113
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 947-6900
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On September 15, 2010, Heritage Commerce Corp (the “Company”), held a Special Meeting of Shareholders (the “Shareholders Meeting”).  At the Shareholders Meeting, the shareholders voted on the following proposals as described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on August 16, 2010.  The proposals voted on and approved by the shareholders at the Shareholders Meeting were as follows:

Proposal 1:  Approval by the Holders of Common Stock of the Issuance of Shares of Common Stock Pursuant to the Conversion of the Series B Preferred Stock and the Series C Preferred Stock

Approval of by the holders of Common Stock of the issuance of shares of Common Stock pursuant to the conversion of the Series B Preferred Stock and the Series C Preferred Stock.  The results are set forth below:
For	Against	Abstentions
6,320,117	727,393	54,416

Proposal 2:  Approval by the Holders of Series B Preferred Stock of the Issuance of Shares of Common Stock Pursuant to the Conversion of the Series B Preferred Stock

Approval by the holders of Series B Preferred Stock of the issuance of shares of Common Stock pursuant to the conversion of the Series B Preferred Stock.  The results are set forth below:

For	Against	Abstentions
46,693	0	0

Proposal 3: Approval by the Holders of Series C Preferred Stock of the Issuance of Shares of Common Stock Pursuant to the Conversion of the Series C Preferred Stock

Approval by the holders of Series C Preferred Stock of the issuance of shares of Common Stock pursuant to the conversion of the Series C Preferred Stock.  The results are set forth below:

For	Against	Abstentions
21,004	0	0

Proposal 4:  Adjournment of Meeting

Approval of the adjournment of the Special Meeting, if necessary, to allow for further solicitation of proxies.  The results are set forth below:

For(1)	Against(2)	Abstentions(3)
6,984,091	105,458	80,074

(1)
Of the 6,984,091 shares voted “For” Proposal 4 Adjournment of Meeting, 6,916,394 shares were voted by the holders of Common Stock, 46,963 shares were voted by the holders of Series B Preferred Stock, and 21,004 shares were voted by the holders of Series C Preferred Stock.

(2)
Of the 105,458 shares voted “Against” Proposal 4 Adjournment of Meeting, 105,458 shares were voted by the holders of Common Stock, 0 shares were voted by the holders of Series B Preferred Stock, and 0 shares were voted by the holders of Series C Preferred Stock.

(3)
Of the 80,074 shares voted “Abstention” on Proposal 4 Adjournment of Meeting, 80,074 shares were voted by the holders of Common Stock, 0 shares were voted by the holders of Series B Preferred Stock, and 0 shares were voted by the holders of Series C Preferred Stock.

ITEM 7.01   REGULATION FD DISCLOSURE

Walter T. Kaczmarek, President and Chief Executive Officer of Heritage Commerce Corp, made a presentation to shareholders at the Special Meeting of Shareholders on September 15, 2010.   A copy of the information in the slide presentation is included as Exhibit 99.1. The information included as Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended (“Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing. The information in Exhibit 99.1 is presented as of June 30, 2010, and the Company does not assume any obligations to update such information in the future.

ITEM 8.01   OTHER EVENTS

The Company's Series B Preferred Stock is mandatorily convertible into the Company’s common stock upon receipt of the shareholder approvals.   In addition, the Company's Series C Preferred Stock is convertible following (a) receipt of shareholder approval and, thereafter (b) the transfer of the preferred stock to an unrelated third party in a widely dispersed offering.

As discussed in Item 5.07, above, at the Company’s Special Meeting of shareholders held on September 15, 2010, the Company’s shareholders approved the issuance of common stock upon the conversion of the Series B Preferred Stock and upon the conversion of the Series C Preferred Stock, each in accordance with their respective terms.  As a result, on September 16, 2010, the conversion date for the Series B Preferred Stock, the Series B Preferred Stock was converted into approximately 14,399,000 shares of common stock of the Company and there are no longer any outstanding shares of Series B Preferred Stock.  The Series C Preferred Stock remains outstanding until it has been converted into common stock in accordance with its terms.

The Company's Registration Statement on Form S-1 (No. 333- 168229) which registered the Series B Preferred Stock, the Series C Preferred Stock and the common stock issuable upon conversion of the Series B Preferred Stock and the Series C Preferred Stock for resale by the selling securityholders named in the Registration Statement was declared effective by the Securities and Exchange Commission on September 16, 2010.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(D) Exhibits.

99.1	Slide presentation to shareholders presented on September 15, 2010 by the registrant's President and Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 17, 2010

Heritage Commerce Corp

By: /s/ Lawrence D. McGovern
Name: Lawrence D. McGovern
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NO.         DESCRIPTION

99.1	Slide presentation to shareholders presented on September 15, 2010 by the registrant's President and Chief Executive Officer.